                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 2000

                         PentaStar Communications, Inc.
             (Exact Name of registrant as specified in its charter)

          Delaware                      0-27709                  84-1502003
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

     1660 Wynkoop Street, Suite 1010 Denver, CO              80202
--------------------------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code  (303) 825-4400

                       1522 Blake Street Denver, CO 80202
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         On September 1, 2000, PentaStar Communications, Inc. (the "Company") closed a private placement of common stock for $3.3 million cash. The Company sold 156,313 shares of restricted common stock at a price of approximately $21.11 per share to three selected institutional investors and a private investor. The investors participating in the private placement may demand registration of the securities in a written request after December 30, 2000. Thereafter, the Company has 60 days to file a registration statement with the Securities and Exchange Commission and use its best efforts to cause the registration statement to become effective. The investors have two "demand" registration rights and also have "piggyback" registration rights on other registration statements filed by the Company. Attached to this Current Report on Form 8-K as Exhibit 99 is a copy of the Company's related press release dated September 1, 2000. The Common Stock Purchase Agreement, including the Registration Rights Agreement will be filed as an exhibit to the Company's Form 10-QSB to be filed for the quarter ending September 30, 2000.

Item 7.  Financial Statements and Exhibits

         Exhibit 99 Press release of the Company dated September 1, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  9/18/00                              PENTASTAR COMMUNICATIONS, INC.

                                            By: /s/ David L. Dunham
                                               ---------------------------------
                                                David L. Dunham
                                                Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

    99        Press release of the Company dated September 1, 2000.